UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The

Securities Exchange Act of 1934

February 25, 2020

Date of Report (Date of earliest event reported)

PennantPark Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00736	20-8250744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 15th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

212-905-1000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	PNNT	The Nasdaq Stock Market LLC
5.50% Notes due 2024	PNNTG	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 25, 2020, PennantPark Investment Corporation (the “Company”) held a reconvened annual meeting of stockholders (the “Annual Meeting”) and submitted one matter to the vote of its stockholders. The proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 17, 2019. As of November 20, 2019, the record date, 67,045,105 shares of common stock were eligible to vote. A summary of the matters voted upon by the stockholders is set forth below.

Proposal 1. The named proxies for the Company’s stockholders approved an adjournment of the meeting to allow the polls to remain open until 9:30 a.m. on March 17, 2020 to solicit additional votes for the proposal to elect two Class I directors of the Company, who will each serve until the 2023 Annual Meeting and until his successor is duly elected and qualifies. The meeting will be reconvened at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York, on March 17, 2020, at 9:30 a.m.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Investment Corporation

Date: March 2, 2020	/s/ AVIV EFRAT
Aviv Efrat Chief Financial Officer & Treasurer